February 23, 1996                                     Exhibit (24)(a)

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

CMS Energy Corporation is required to file an Annual Report on Form 10-K for the year ended December 31, 1995 with the Securities and Exchange Commission within 90 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,



  /s/William T. McCormick, Jr.                 /s/Frank H. Merlotti
---------------------------------           -----------------------------
     William T. McCormick, Jr.                 Frank H. Merlotti


  /s/James J. Duderstadt                       /s/Michael G. Morris
---------------------------------           ------------------------------
     James J. Duderstadt                          Michael G. Morris



  /s/K. R. Flaherty                            /s/W. U. Parfet
--------------------------------            -----------------------------
     Kathleen R. Flaherty                         William U. Parfet



  /s/Victor J. Fryling                         /s/Percy A. Pierre
--------------------------------            -----------------------------
     Victor J. Fryling                            Percy A. Pierre



  /s/Earl D. Holton                            /s/K. Whipple
--------------------------------            -----------------------------
     Earl D. Holton                               Kenneth Whipple



  /s/Lois A. Lund                              /s/John B. Yaskinsky
--------------------------------            ------------------------------
     Lois A. Lund                                 John B. Yasinsky

Extract from the minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on February 23, 1996.



                              - - - - - - - -



SEC Form 10-K Filing

         Draft copies of the Form 10-K for 1995 were given to the Directors and officers of the Corporation for review and comments. Pursuant to regulations of the Securities and Exchange Commission, the Annual Report on Form 10-K must contain the signatures of the principal executive officer, the principal financial officer and the Controller or the principal accounting officer. Each officer of the Corporation were asked to review the Form 10-K and acknowledge approval of the contents as applied to his/her area of responsibility.

         Upon motion duly made and seconded, the following resolution was thereupon unanimously adopted:

              RESOLVED: That the officers of the Corporation, and each of them, are authorized to execute the Annual Report on Form 10-K for the year ended December 31, 1995, for and on behalf of the Corporation, and any amendments thereto, and to file or cause to be filed such Annual Report, and any amendments thereto, with the Securities and Exchange Commission and The New York Stock Exchange, including any exhibits or other documents that may be required, with any changes thereto as they may deem appropriate and as counsel may advise.



                              - - - - - - - -


I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation, CERTIFY that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on February 23, 1996 at which a quorum was in attendance and voting throughout and that said resolution has not since been rescinded but is still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation is 14th day of March, 1996.



                                           /s/Thomas A. McNish
                                                Thomas A. McNish
                                       Vice President and Secretary

(SEAL)